Exhibit 99.1

POSTAL REALTY TRUST, INC. ACQUIRES ~50,000 SQFT POSTAL PROPERTY IN GREENSBORO, NC

- Provides Update on Q3 2020 Collections, Acquisitions and Holdover Leases -

Cedarhurst, New York, October 5, 2020 (Business Wire) — Postal Realty Trust, Inc. (NYSE: PSTL), an internally managed real estate investment trust that owns properties leased to the United States Postal Service (“USPS”), today announced the acquisition of a 49,500 square foot postal property located in Greensboro, NC for approximately $4.6 million.

The 49,500 interior square foot office property is 100% occupied by the Postal Service and is part of a larger 22-building office park where USPS leases an additional 45,000 square feet. The acquired property is leased as a full-service office building and will continue to be managed by CBRE|Triad.

Andrew Spodek, Chief Executive Officer commented, “We are pleased to add another USPS office property to our growing portfolio of postal properties. This property is strategic to the Postal Service and is 100% occupied with a seven-year remaining lease term. The USPS leases various types of properties in addition to traditional post offices including office buildings, warehouses, vehicle maintenance facilities, retail spaces and distribution facilities all of which fall under our addressable acquisition market. We look forward to continuing to selectively acquire additional USPS-occupied properties beyond traditional post office facilities all within our average cap rate range of 7-9%. This acquisition adds scale and asset diversification while maintaining both our target returns and our strong tenant credit.”

Property Portfolio and Q3 2020 Collections and Acquisition Volume

As of October 5, 2020, the Company’s portfolio is 100% occupied comprised of 692 postal properties across 47 states with approximately 2.1 million net leaseable interior square feet and a weighted average rental rate of $9.50 per leasable square foot.

During the third quarter ended September 30, 2020, the Company received 100% of its rents and acquired 123 USPS properties for $26.8 million, excluding closing costs. These acquisitions comprised approximately 325,000 net leasable interior square feet and had a weighted average rental rate of $8.27 per leaseable square foot.

Holdover Leases and 2020 Lease Expirations

As of October 5, 2020, the Company has 87 properties that have either expired or are scheduled to expire in 2020, of which, 63 properties are in holdover comprising approximately 220,000 net leaseable interior square feet. The Company has a letter of intent on 81 leases and is in the early stages of receiving fully executed leases.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to obtain financing, the Company’s expected capitalization rates and the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,000 properties leased to the USPS. The Company believes it is one of the largest owners and managers of properties leased to the USPS.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900